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                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE                      CONTACT:    OWEN BLICKSILVER
                                                       PRINCIPAL COMMUNICATIONS
                                                       (212) 303-7603



           GARY DAVIDSON RESIGNS AS CHAIRMAN, CHIEF EXECUTIVE OFFICER
                      AND PRESIDENT OF ARV ASSISTED LIVING


COSTA MESA, CA, OCTOBER 15, 1997 -- ARV Assisted Living, Inc. (NASDAQ: ARVI) today announced that Gary L. Davidson has resigned from his offices as Chairman, Chief Executive Officer and President of the Company and as a director of the Company. John J. Rydzewski, one of the outside directors, has been appointed Chairman of the Board, and John A. Booty, the co-founder and former President of the Company and a director of the Company, will become President and Chief Executive Officer on an interim basis. The Company will continue its current search for a permanent President and Chief Operating Officer and begin a search for a new Chief Executive Officer.

Upon his resignation, Mr. Davidson reconfirmed his agreement to vote for the Company's proposed transaction with Prometheus Assisted Living LLC in which Prometheus will purchase up to 49.9% of the Company's common stock at $14 per share.

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